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                                                                   EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Robotic Vision Systems, Inc. on Form S-8 of our report dated December 9, 1997 (the report on the consolidated financial statements which expresses an unqualified opinion and refers to the reports of other auditors) appearing in the Annual Report on Form 10-K/A of Robotic Vision Systems, Inc. for the year ended September 30, 1997.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 9, 1997 (the report on the supplemental consolidated financial statements which expresses an unqualified opinion, refers to the reports of other auditors and includes an explanatory paragraph referring to the restatement of the consolidated financial statements for a pooling of interest in December 1997) appearing in the Registration Statement No. 333-44493 on Form S-3.



/S/DELOITTE & TOUCHE LLP

Boston, Massachusetts
May 20, 1998